Exhibit 99.2

MOUNTAIN CREST ACQUISITION CORP. II
BALANCE SHEET

JANUARY 12, 2021

		Pro Forma
	January 12, 2021	Adjustments	As Adjusted
		(unaudited)	(unaudited)
ASSETS
Current assets
Cash	$584,671	$-	$584,671
Other receivable	500,000	(500,000)	-
Prepaid expenses	20,000	-	20,000
Total Current Assets	1,104,671	-	604,671

Cash held in Trust Account	49,500,000	8,000,000	57,500,000
Total Assets	$50,604,671	$7,500,000	$58,104,671

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accrued expenses	$450	$-	$450
Total Current Liabilities	450		450

Deferred underwriting payable	1,500,000	225,000	1,725,000
Total Liabilities	1,500,450	225,000	1,725,450

Commitments

Common stock subject to possible redemption, 4,410,422 and 5,137,922 shares at redemption value, respectively	44,104,220	7,275,000	51,379,220

Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-	-
Common stock, $0.0001 par value; 30,000,000 shares authorized; 2,382,078 and 2,419,578 issued and outstanding (excluding 4,410,422 and 5,137,922 shares subject to possible redemption), respectively	238	4	242
Additional paid-in capital	5,001,449	(4)	5,001,445
Accumulated deficit	(1,686)	-	(1,686)
Total Stockholders’ Equity	5,000,001	-	5,000,001
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$50,604,671	$7,500,000	$58,104,671